AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
                          AND SEVERANCE AGREEMENT


        This Amendment No. 1 to Employment Agreement and Severance Agreement (this "Amendment"), dated January 23, 1997 to be effective as of December 11, 1996 (the "Effective Date"), is by and between Sport Supply Group, Inc., a Delaware corporation ("Employer") and Peter S. Blumenfeld ("Employee").

        WHEREAS, Employer and Employee entered into (i) an Employment Agreement dated as of February 28, 1991 ("the "Employment Agreement") and (ii) a Severance Agreement dated as of February 28, 1991 (the "Severance Agreement").

        WHEREAS, a Change in Control (as defined in the Severance Agreement) occurred on or about December 10, 1996 when Emerson Radio Corp. acquired (i) 1,600,000 shares of Employer's common stock, par value $.01 per share (the "Common Stock") and (ii) warrants to acquire up to 1,000,000 shares of Employer's Common Stock for $7.50 per share.

        WHEREAS, Employer and Employee desire to amend the terms of the Employment Agreement and Severance Agreement in accordance with the terms and provisions of this Amendment.

        NOW, THEREFORE, in consideration of the covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

                         I.  Employment Agreement

        1.The last  two (2)  sentences of  Section 1  of the  Employment
          Agreement relating to the "Term" are deleted in their entirety. Consequently, the Employment Agreement is scheduled to expire on February 28, 1998.

        2.The following sentence shall be added to the end of Section  2 of the Employment Agreement relating to the "Duties":

                       "Employee  shall  report  solely to
                       the Board of Directors, Chairman of
                       the   Board  and   Chief  Executive
                       Officer of Employer."

        3.The  reference to  $151,500 in  Section  3 of  the  Employment
          Agreement  relating  to  "Compensation"  is  deleted  in   its
          entirety and replaced with $250,000.

        4.Section 4  of the Employment  Agreement relating to  "Employee
          Benefits; Reimbursement of Expenses" is hereby amended as follows:

             (a)  The reference  to "three weeks of   paid vacation"  in
          the second sentence of Section 4 is deleted and replaced with "four weeks of paid vacation."

             (b)  The following sentence is  hereby added to the end  of
          Section 4 of the Employment Agreement:

                       "Employer  will  pay  or  reimburse Employee
                        $500 per month for monthly country club dues."

        5.The following  words shall be  added to the  end of the  first sentence of Section 6 regarding "Non competition": "in the United States and/or Asia." The following paragraphs are hereby added to Section 6 of the Employment Agreement relating to "Noncompetition":

             "(d) If Employer terminates Employee other than for Cause (as defined below) on or prior to December 10, 1999 and Employee is paid pursuant to the terms of the Severance Agreement (as defined in Section 8(f)), then Employee covenants and agrees not to directly or indirectly compete with Employer in the United States and/or Asia for a period of three (3) years from the date Employee is paid pursuant to the Severance Agreement. If, on the other hand, Employer terminates Employee other than for Cause after December 10, 1999 and Employer continues to pay Employee his monthly Salary at the time of termination for a period of 18 months, then Employee covenants and agrees not to directly or indirectly compete with Employee in the United States and/or Asia for a period of 18 months from the date of termination.

             (e) The provisions of Sections 5, 6, 7, 8(b) and (g), 11, 13 and 16 shall survive termination or expiration of this Agreement."

        6.Section 8(b) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

             "(b) In the event Employer terminates Employee other than for Cause on or prior to December 10, 1999, Employer shall be relieved of any and all of its obligations under this Agreement so long as Employer pays Employee all amounts owing to Employee under the Severance Agreement. In the event Employer terminates Employee other than for Cause after December 10, 1999, Employer shall pay Salary to Employee for a period of 18 months (less all amounts required to be withheld or deducted therefrom and all undisputed amounts owed or due by Employee to Employer). In the event Employer terminates Employee other than for Cause at any time prior to February 28, 1998, Employer shall continue to provide
          Employee, for a period of 18 months, health insurance with coverage no less than coverage available during such period to Employer's senior executive officers, and Employer shall have no other obligation hereunder."

                            II.  SEVERANCE AGREEMENT

        7.The  following  language   in  Section  1  of  the   Severance
          Agreement  relating  to  "Term"  is  hereby  deleted  in   its
          entirety:

             "; provided, however, that on each anniversary of the Change in Control, the period referenced in Section (i) above shall automatically be extended for an additional year unless, not later than 90 calendar days prior to such anniversary date, the Company shall have given written notice to the Executive that it does not wish to have the term extended."

        8.The following  language shall be added  to the end of  Section
          3(a)(2) of the Severance Agreement regarding "Rights of Executive Upon Change in Control or Termination":
             "Notwithstanding anything herein to the contrary, if all or substantially all of the assets of the Company's primary institutional business are transferred, sold or assigned to a subsidiary or division of the Company and Executive is elected as President of the subsidiary or division, then the Executive will not be entitled to any payments under this Severance Agreement as a result of such transfer, sale or assignment.

        9.The following  language shall be added  at the end of  Section
          10 of the Severance Agreement:

             "Notwithstanding anything to the contrary contained herein, Executive covenants and agrees that if Executive is paid pursuant to the terms of this Severance Agreement, Executive will not directly or indirectly compete with Employer in the United States or Asia for a period of 3 years from the date Executive is paid. For the purposes of this Section, the following terms shall have the meanings indicated below:

             (a) The term "compete" shall mean, with respect to the business of the Company, engaging in or attempting to engage in the direct mail marketing of sports related equipment to institutional customers or any other business which generates more than 10% of the Company's revenues at the time of termination, either alone or with any individual, partnership, corporation, or association.

             (b) The words "directly or indirectly" as they modify the word "compete" shall mean: (i) acting as an agent, representative, consultant, officer, director, or employee of any entity or enterprise which is competing (as defined in this Section) with the business of the Company; (ii) participating in any such competing entity or enterprise as an owner, partner, limited partner, joint venturer, creditor, or stockholder (except as a stockholder holding less than a five percent (5%) interest in a corporation whose shares are actively traded on a regional or national securities exchange or in the over-the-counter market); (iii) communicating to any such competing entity or enterprise any competitive non-public information concerning any past, present, or identified prospective client or customer of, or supplier to, the Company; (iv) soliciting the customers, distributors, dealers, or independent sales persons of the Company or its Affiliates (as defined below) as of the date the Executive is paid pursuant to the terms of this Severance Agreement; or (v) recruiting, hiring, or assisting others in recruiting or hiring (collectively referred to as "Recruiting Activity") any person who is, or within the 12-month period immediately preceding the date of any such Recruiting Activity was, an employee of the Company or its Affiliates. For the purposes of this Agreement, the term "Affiliates" shall mean all subsidiaries of the Company and each entity in which the Company is an equity investor (or was an equity investor within the 12-month period preceding the date Affiliate status is determined) which controls, is controlled by, or under common control with the Company.

             (c) It is the desire and intent of the parties to this Severance Agreement that the provisions of this Section shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. It is understood and agreed that the scope of this covenant contained in this Section is reasonable as to time, area, and persons and is necessary to protect the proprietary and legitimate business interest of the Company, and but for such covenant the Company would be unwilling to enter into the transactions contemplated by this Severance Agreement. Executive agrees that this covenant is reasonable in light of the compensation and other benefits Executive has accepted pursuant to this Severance Agreement, as amended. It is further agreed that such covenant will be regarded as divisible and will be operative as to time, area, and persons to the extent that it may be so operative. If any part of this Section is declared invalid, unenforceable, or void as to time, area, or persons, the validity and enforceability of the remainder will not be affected. Should a court of competent jurisdiction determine this covenant unenforceable as written, the court shall modify this covenant to the extent necessary to make it enforceable. The alleged breach of any other provision of this Severance Agreement asserted by Executive shall not be a defense to claims arising from the Company's enforcement of this covenant."
                               III.  MISCELLANEOUS

        10.Bonus.  In the event Employee  continues to serve as a  full-
          time employee of the Employer from the date hereof through December 10, 1997, the Employer will pay Employee a bonus of $60,000. The bonus will be subject to deduction and withholding required by applicable law. Prior to December 10, 1997, the Employee may borrow up to $45,000 as an advance against this bonus on an interest free basis so long as the Employee signs a mutually satisfactory promissory note. Employee agrees that he shall be solely responsible for the payment of all his federal, state and local taxes, interest and penalties, if any, which are or may become due as a result of the bonus and/or loan, and agrees to defend, indemnify and hold Employer harmless from and against any tax claims on such bonus and/or loan.

        11.Waiver.   No  delay  or omission  by  either  party  to  this
          Amendment to exercise any right or power under this Amendment will impair such right or power or be construed as a waiver thereof. A waiver by either of the parties to this Amendment of any of the covenants to be performed by the other or any breach thereof will not be construed to be a waiver of any succeeding breach thereof or of any other covenant contained in this Amendment. All remedies provided for in this Amendment will be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity, or otherwise.

        12.Governing Law.    This  Amendment will  be  governed  by  and
          construed in accordance with the laws of the State of Texas without giving effect to any principle of conflict-of-laws which would require the application of the law of any other jurisdiction. All parties hereto hereby irrevocably submit to the nonexclusive jurisdiction of the state and federal courts of the State of Texas and agree and consent that service of process may be made upon it in any proceeding arising out of this Amendment by service of process as provided by Texas law. All parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this
          Amendment brought in the District Court of Dallas County, State of Texas, or in the United States District Court for the Northern District of Texas, and hereby further irrevocably waive any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

        13.Notices. For purposes of this Amendment, notices and all other communications provided for in this Amendment shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:


             If to Employee:     Sport Supply Group, Inc.
                                 Attention: Peter S. Blumenfeld
                                 1901 Diplomat Drive
                                 Farmers Branch, Texas 75234

             If to Employer:     Sport Supply Group, Inc.
                                 Attention: Chief Executive Officer
                                 1901 Diplomat Drive
                                 Farmers Branch, Texas 75234

        or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     14.Counterparts.    This  Amendment  may  be  executed  in  several
        counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     15.Entire Agreement.  This Amendment (and the Employment  Agreement
        and Severance Agreement) constitutes the entire agreement between the parties to this Amendment with respect to the subject matter of this Amendment and there are no understandings or agreements relative to this Amendment which are not fully expressed in this Amendment and the Employment Agreement and Severance Agreement. All prior agreements between the parties with respect to the subject matter of this Amendment, whether oral or written, are expressly superseded by this Amendment. No change, waiver, or discharge of this Amendment will be valid unless in writing and signed by the party against which such change, waiver, or discharge is to be enforced. In addition, the parties hereto expressly acknowledge and agree that no other agreement nor any breach of or default under any other agreement shall have any effect on the rights and obligations of the parties hereto.

                           [THIS SPACE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties to this Amendment have executed and delivered this Amendment on the date first above written.

                                      EMPLOYER:

                                      SPORT SUPPLY GROUP, INC.



                                      By: /s/ Geoffrey P. Jurick
                                         Geoffrey P. Jurick,
                                         Chief Executive Officer

                                      EMPLOYEE:


                                      /s/ Peter S. Blumenfeld
                                          Peter S. Blumenfeld